Exhibit 2.2

                  AGREEMENT AND PLAN OF SHARE EXCHANGE

                              by and among

                 COMSTOCK TAILINGS COMPANY, INCORPORATED
                          a Nevada corporation


                                   and


                           IRON HOLDINGS CORP.
                         a New York corporation















                     effective as of March 31, 1997

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                  AGREEMENT AND PLAN OF SHARE EXCHANGE

     THIS AGREEMENT AND PLAN OF SHARE EXCHANGE, made and entered into this 31 day of March 1997, by and between COMSTOCK TAILINGS COMPANY, INCORPORATED, a Nevada corporation with its principal place of business located at 2692 Juniper, Boulder, Colorado 80304 ("Comstock"), IRON HOLDINGS CORP., a New York corporation with its principal place of business located at 88-09 103rd Avenue, Ozone Park, NY 11417 ("IHC") and the individuals listed on Exhibit "A" attached hereto and specifically incorporated herein by this reference (the "IHC Shareholders"), (IHC and the IHC Shareholders hereinafter jointly referred to as the "IHC Parties").

                                Premises

     A. This Agreement provides for the reorganization of IHC with and into Comstock and in connection therewith, the conversion of the outstanding common stock of IHC into shares of common voting stock of Comstock, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended.

     B. The boards of directors of IHC and Comstock have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby is desirable and in the best interests of their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

                                Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                ARTICLE I

              REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                                  IHC

     As an inducement to and to obtain the reliance of Comstock, IHC represents and warrants as follows:

     Section 1.1  Organization.   IHC is a corporation duly
organized, validly existing, and in good standing under the laws of New York and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the

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jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the IHC Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of IHC as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of IHC's articles of incorporation or bylaws. IHC has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2 Capitalization. The authorized capitalization of IHC consists of 50,000,000 Common Shares, $0.01 par value per share, and 5,000,000 Preferred Shares, $0.01 par value per share. As of the Closing date hereof, IHC will have no more than 4,500,000 common shares issued and outstanding. As of the Closing Date hereof, no shares of Preferred Stock will be issued or outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. IHC has no other securities, warrants or options authorized or issued.

     Section 1.3 Subsidiaries and Predecessor Corporations. Except as otherwise set forth in the IHC Schedules or as previously provided to Comstock, IHC does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4 Financial Statements. Included in the IHC Schedules is an audited financial statement, including a balance sheet, statement of operations, shareholder equity and cash flows and notes thereto, dated as of June 30, 1996 and IHC's unaudited balance sheet, statement of operations, shareholder equity and cash flows and notes thereto dated December 31, 1996. Relevant thereto:

                 (a) the IHC balance sheet presents fairly as of its date the financial condition of IHC. IHC does not have, as of the date of such balance sheet, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all assets reflected therein are properly reported and present fairly the value of the assets of IHC, in accordance with generally accepted accounting principles;

                 (b) IHC has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or

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           penalties), except for taxes accrued but not yet due and
           payable;

                 (c) IHC has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

                 (d) The books and records, financial and others, of IHC are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

                 (e) except as and to the extent disclosed in the most recent IHC balance sheet and the IHC Schedules, IHC has no material contingent liabilities, direct or indirect, matured or unmatured.

     Section 1.5 Information. The information concerning IHC set forth in this Agreement and in the IHC Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.6 Options and Warrants. There are no existing options, warrants, calls or commitments of any character to which IHC is a party and by which it is bound.

     Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement, the IHC Schedules, or as otherwise disclosed to Comstock, since December 31, 1996:

                 (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of IHC; or (ii) any damage, destruction or loss to IHC (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of IHC;

                 (b) IHC has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of IHC; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination

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pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

                 (c) IHC has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent IHC balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of IHC; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

                 (d) to the best knowledge of IHC, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of IHC.

     Section 1.8 Title and Related Matters. IHC has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent IHC unaudited balance sheet and the IHC Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties

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subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the IHC Schedules. Except as set forth in the IHC Schedules, IHC owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with IHC's business. Except as set forth in the IHC Schedules, no third party has any right to, and IHC has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of IHC or any material portion of its properties, assets or rights.

     Section 1.9 Litigation and Proceedings. To the best of IHC's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against IHC or affecting IHC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of IHC. IHC does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10  Contracts.

                 (a) Except as included or described in the IHC Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which IHC is a party or by which it or any of its assets, products, technology or properties are bound;

                 (b) Except as included or described in the IHC Schedules or reflected in the most recent IHC balance sheet, IHC is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which IHC

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           is a primary obligor, for collection and other guaranties
           of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of IHC; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

                 (c) To IHC's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which IHC is a party or by which its properties are bound and which are material to the operations of IHC taken as a whole, are valid and enforceable by IHC in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     Section 1.11 Material Contract Defaults. Except as set forth in the IHC Schedules, to the best of IHC's knowledge and belief, IHC is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of IHC, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which IHC has not taken adequate steps to prevent such a default from occurring.

     Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which IHC is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. To the best of IHC's knowledge, IHC has all licenses, franchises, permits or other governmental authorizations legally required to enable IHC to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by IHC of this Agreement and the consummation by IHC of the transactions contemplated hereby.

     Section 1.14  Compliance With Laws and Regulations.  To the

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best of IHC's knowledge, except as disclosed in the IHC Schedules,
IHC has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of IHC or would not result in IHC's incurring any material liability.

     Section 1.15 Insurance. All of the insurable properties of IHC are insured for IHC's benefit in accordance with the insurance policies disclosed in the IHC Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

     Section 1.16 Approval of Agreement. The board of directors of IHC has authorized the execution and delivery of this Agreement by IHC, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of IHC for their unanimous approval with the recommendation that the reorganization be accepted.

     Section 1.17 Material Transactions or Affiliations. Except as disclosed herein and in the IHC Schedules, there exists no material contract, agreement or arrangement between IHC and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by IHC to own beneficially, ten percent (10%) or more of the issued and outstanding IHC Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to IHC than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by IHC, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 1.18 Labor Relations. IHC has never had a work stoppage resulting from labor problems. To the best knowledge of IHC, no union or other collective bargaining organization is organizing or attempting to organize any employee of IHC.

     Section 1.19 Previous Sales of Securities. Since inception, IHC has sold IHC Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the jurisdiction of New York and all such sales (the "Sales") were made in accordance with the laws of said jurisdiction.

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     Section 1.20  IHC Schedules.  Upon execution hereof, IHC will deliver to Comstock the following schedules, which are collectively referred to as the "IHC Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of IHC as complete, true and correct in all material respects:

                 (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of IHC;

                 (b) the financial statements of IHC referenced hereinabove in Section 1.4;

                 (c) a list indicating the name and address of the stockholders of IHC, together with the number of shares owned by them;

                 (d) copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which IHC carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of IHC);

                 (e) a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect IHC, its properties or assets;

                 (f) a list of all executive employees of IHC, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

                 (g) a description of all real and personal property owned by IHC, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

                 (h) copies of all material contracts, leases, agreements or other instruments to which IHC is a party or by which it or its properties are bound;

                 (i) the name and location of each bank or other institution with which IHC has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

                 (j)  a list of all patent applications, copyrights,

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            trademarks, service marks and trade names that are
           pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of IHC and in which either IHC or IHC's stockholders has or previously had any direct or indirect, equitable or legal right or interest;

                 (k) a copy of all material documentation relating to the sale of IHC Common Shares by IHC to its present stockholders;

                 (l)  a list of insurance policies referred to in
           Section 1.15;

                 (m) a description of any material adverse change in the business operations, property, inventory, assets or condition of IHC since the most recent IHC balance sheet required to be provided pursuant to Section 1.7;

                 (n) any other information, together with any required copies of documents required to be disclosed in the IHC Schedules by Sections 1.1 through 1.19.

     IHC shall cause the IHC Schedules and the instruments and data delivered to Comstock hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                               ARTICLE II

                REPRESENTATIONS, COVENANTS AND WARRANTIES
                              OF COMSTOCK

     As an inducement to, and to obtain the reliance of IHC, Comstock represents and warrants as follows:

     Section 2.1 Organization. Comstock is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Comstock Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation") and bylaws of Comstock as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the

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transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Comstock's articles of incorporation or bylaws. Comstock has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Comstock has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

     Section 2.2 Capitalization. The authorized capitalization of Comstock consists of 500,000,000 shares of Common Stock, par value $0.001 per share. No Preferred Shares are authorized. As of the date hereof there are 500,000 common shares of Comstock issued and outstanding. As of the Closing Date, as defined herein, there will be no more than 500,000 common shares issued and outstanding and reserved for issuance (the "Comstock Common Shares") held by the then existing securities holders of Comstock. All issued and outstanding Comstock Common Shares have been legally issued, fully paid and are nonassessable.

     Section 2.3 Subsidiaries. Comstock has no subsidiary companies.

     Section 2.4  Financial Statements.

                 (a) Included in the Comstock Schedules are the audited consolidated balance sheet of Comstock for the years ended December 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the year then ended, which are included in the schedules identified in Section 2.18(c).

                 (b)  All such financial statements have been
           prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Comstock balance sheets presents fairly as of their respective dates the financial condition of
           Comstock.   Comstock did not have as of the date of any
           of such Comstock balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Comstock, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles;

                 (c) The books and records, financial and others, of Comstock are in all material respects complete and correct and have been maintained in accordance with good

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           business accounting practices;

                 (d) Comstock has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties);

                 (e) As of the Closing Date, as defined herein the Comstock balance sheet and the notes thereto, shall reflect that Comstock has: (i) no receivables; (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured.

     Section 2.5 Information. The information concerning Comstock as set forth in this Agreement and in the Comstock Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the Comstock Schedules, since December 31, 1996:

                 (a) Comstock has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Comstock; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                 (b) Comstock has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

                 (c) to the best knowledge of Comstock, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Comstock.

     Section 2.7  Title and Related Matters.  As of the Closing
Date, Comstock will own no real, personal or intangible property.

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     Section 2.8  Litigation and Proceedings.  There are no actions, suits or proceedings pending or, to the best of Comstock's knowledge and belief, threatened by or against or affecting
Comstock, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Comstock. Comstock does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.9  Contracts.  On the Closing Date:

                 (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Comstock is a party or by which it or any of its properties are bound;

                 (b) Comstock is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Comstock can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Comstock; and

                 (c) Comstock is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Comstock; or
           (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

     Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of

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default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Comstock is a party or to which any of its properties or operations are subject.

     Section 2.11 Material Contract Defaults. To the best of Comstock's knowledge and belief, Comstock is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Comstock, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Comstock has not taken adequate steps to prevent such a default from occurring.

     Section 2.12 Governmental Authorizations. To the best of Comstock's knowledge, Comstock has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Comstock of the transactions contemplated hereby.

     Section 2.13 Compliance With Laws and Regulations. To the best of Comstock's knowledge and belief, Comstock has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Comstock or would not result in Comstock's incurring any material liability.

     Section 2.14 Insurance. Comstock has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     Section 2.15 Approval of Agreement. The board of directors of Comstock and the holders of a majority of the issued and outstanding common shares of Comstock have authorized the execution and delivery of this Agreement by Comstock and has approved the transactions contemplated hereby.

     Section 2.16 Material Transactions or Affiliations. As of the Closing Date there will exist no material contract, agreement or arrangement between Comstock and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Comstock to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Comstock and which is to be performed in whole or in part after the date hereof. Comstock has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.17 Labor Relations. Comstock has never had a work stoppage resulting from labor problems. Comstock has no employees other than its officers and directors.

     Section 2.18 Comstock Schedules. Upon execution hereof, Comstock shall deliver to IHC the following schedules, which are collectively referred to as the "Comstock Schedules" which are dated the date of this Agreement, all certified by an officer of Comstock to be complete, true and accurate:

                 (a) complete and correct copies of the articles of incorporation and bylaws of Comstock as in effect as of the date of this Agreement;

                 (b) copies of all financial statements of Comstock identified in Section 2.4(a);

                 (c) the description of any material adverse change in the business, operations, property, assets, or condition of Comstock since June 30, 1996 required to be provided pursuant to Section 2.6; and

                 (d) any other information, together with any required copies of documents, required to be disclosed in the Comstock Schedules by Sections 2.1 through 2.17.

           Comstock shall cause the Comstock Schedules and the instruments to be delivered to IHC hereunder to be updated after the date hereof up to and including the Closing Date.

                               ARTICLE III

                           EXCHANGE PROCEDURE

     Section 3.1 Share Exchange/Delivery of IHC Securities. On the Closing Date, the holders of the IHC Common Shares shall deliver to Comstock (i) certificates or other documents evidencing all of the issued and outstanding IHC Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form and (ii) investment letters, the form of which is attached hereto as Exhibit "B". On the Closing Date, all previously issued and outstanding shares of common stock of IHC shall be canceled and all rights in respect thereof shall cease and IHC, the New York corporation, shall cease to exist.

     Section 3.2 Issuance of Comstock Common Shares. (a) In exchange for all of the IHC Common Share tendered pursuant to
Section 3.1, Comstock shall issue an aggregate of 4,500,000 "restricted" Comstock Common Shares to the IHC shareholders on a one for one basis.

     (b) No fractional Comstock Common Shares shall be issued pursuant to this Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

     Section 3.3 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of Comstock and IHC shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

     Section 3.4 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be as of the date in which all of the shareholders of Comstock and IHC have approved the terms of this Agreement ("Closing Date"), all conditions to Closing referenced hereinabove, as well as in Section 6.6 below, have been satisfied or waived by IHC and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto.

     Section 3.5  Termination.

           (a) This Agreement may be terminated by the board of directors of either Comstock or IHC at any time prior to the Closing Date if:

                 (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

                 (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

                 (iii) the conditions described in Section 6.6 below have not been satisfied in full.

     In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

           (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Comstock if IHC shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of IHC contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to IHC. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; and

           (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of IHC if Comstock shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Comstock contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Comstock. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.6 Directors of Comstock. Upon the Closing, the present members of Comstock's Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of Comstock in accordance with procedures set forth in the Comstock bylaws: Anthony E. Gurino, Dennis Sommeso, Johanna Stanziale and Angelo Gurino, Sr.. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

     Section 3.7 Officers of Comstock. Upon the Closing, the present officers of Comstock shall tender their resignations and simultaneous therewith, the following persons shall be elected as officers of Comstock in accordance with procedures set forth in the Comstock bylaws:

                 NAME                             OFFICE
           Anthony E. Gurino           Chief Executive Officer,
                                       President and Corporate
                                       Secretary

           Angelo Gurino               Vice President and Treasurer

           Dennis Sommeso              Assistant Secretary

                               ARTICLE IV

                            SPECIAL COVENANTS

     Section 4.1 Access to Properties and Records. Comstock and IHC will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Comstock and IHC, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Comstock and IHC, as the case may be, as the other shall from time to time reasonably request.

     Section 4.2 Availability of Rule 144. Each of the parties acknowledge that the stock of Comstock to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Comstock is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, Comstock will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding Comstock so as to make available to the shareholders of Comstock the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of Comstock, Comstock will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of Comstock holding restricted securities of Comstock as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.3 Information for Comstock Public Reports. IHC will furnish Comstock with all information concerning IHC and the IHC Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by Comstock pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. IHC covenants that all information so furnished for either such registration statement or other public release by Comstock, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.4 Special Covenants and Representations Regarding the Comstock Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the Comstock Common Shares to the stockholders of IHC as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the IHC stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, IHC shall cause to be delivered, and the IHC stockholders shall deliver to Comstock, the investment letter referenced in Section 3.1.

     Section 4.5 Third Party Consents. Comstock and IHC agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.6  Actions Prior to Closing.

                 (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Comstock or IHC Schedules or as permitted or contemplated by this Agreement, IHC will each use its best efforts to:

                      (i) carry on its business in substantially the same manner as it has heretofore;

                      (ii)  maintain and keep its properties in
                 states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                      (iii)  maintain in full force and effect
                 insurance comparable in amount and in scope of coverage to that now maintained by it;

                      (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                      (v)  maintain and preserve its business
                 organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

                      (vi)  fully comply with and perform in all
           material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

                 (b) From and after the date of this Agreement until the Closing Date, neither Comstock nor IHC will, without the prior consent of the other party:

                      (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

                      (ii)  declare or pay any dividend on its
                 outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                      (iii)  enter into or amend any employment,
                 severance or similar agreements or arrangements with any directors or officers;

                      (iv)  grant, confer or award any options,
                 warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

                      (v)  purchase or redeem any shares of its
                 capital stock, except as disclosed herein.

     Section 4.9  Indemnification.

                 (a) IHC hereby agrees to indemnify Comstock and each of the officers, agents and directors of Comstock as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months; and

                 (b) Comstock and its officers and directors hereby agrees to indemnify IHC and each of the officers, agents, directors and current shareholders of IHC as of the

           Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                                ARTICLE V

                  CONDITIONS PRECEDENT TO OBLIGATIONS
                              OF COMSTOCK

     The obligations of Comstock under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 Accuracy of Representations. The representations and warranties made by IHC in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and IHC shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by IHC prior to or at the Closing. Comstock shall be furnished with a certificate, signed by a duly authorized officer of IHC and dated the Closing Date, to the foregoing effect.

     Section 5.2 Stockholder Approval. The stockholders of IHC shall have unanimously approved this Agreement and the transactions contemplated thereby as described in Section 4.1.

     Section 5.3 Officer's Certificate. Comstock shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of IHC to the effect that: (a) the representations and warranties of IHC set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) IHC has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied
or complied with by it as of the Effective Date;   (c) since the
date of IHC's unaudited Balance Sheet of December 31, 1996, there has not been any materially adverse change in the business, prospects, properties or financial condition of IHC; (d) since such date and other than as previously disclosed to Comstock, IHC has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of IHC, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the IHC Schedules, by or against IHC which might result in any material adverse change in any of the assets, properties, business or operations of IHC.

     Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of IHC.

     Section 5.5 Opinion of Counsel to IHC. Comstock shall receive an opinion dated the Closing Date of the Law Offices of Richard I. Anslow, counsel to IHC, in substantially the following form:

                 (a) IHC is a corporation duly organized, validly existing, and in good standing under the laws of New York and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

                 (b) To the best knowledge of such legal counsel, the execution and delivery by IHC of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of IHC's articles of incorporation or bylaws or violate any court order, writ, injunction or decree applicable to IHC, or its properties or assets;

                 (c) The authorized capitalization of IHC consists of 50,000,000 Common Shares, $0.01 par value per share, and 5,000,000 Preferred Shares, $0.01 par value per share. As of the Closing Date, all of the authorized common shares will be issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemp-tive rights of any person. Except as set forth in the IHC Schedules, to the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating IHC to issue any additional shares of any class of its capital stock.

                 (d) This Agreement has been duly and validly authorized, executed and delivered by IHC;

                 (e) To the best knowledge of such legal counsel, except as set forth in the IHC Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting IHC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

                 (f) IHC has taken all actions required by the applicable laws of New York to permit the transfer of the IHC Common Shares to Comstock.

     Section 5.6 Other Items. Comstock shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Comstock may reasonably request.

                               ARTICLE VI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF IHC

           The obligations of IHC under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

     Section 6.1 Accuracy of Representations. The representations and warranties made by Comstock in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Comstock shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Comstock prior to or at the Closing. IHC shall have been furnished with a certificate, signed by a duly authorized executive officer of Comstock and dated the Closing Date, to the foregoing effect.

     Section 6.2 Officer's Certificate. IHC shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Comstock to the effect that: (a) the representations and warranties of Comstock set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) Comstock has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since the date of Comstock's audited Balance Sheet of December 31, 1996, there has not been any materially adverse change in the business, prospects, properties or financial condition of Comstock; (d) since such date, Comstock has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Comstock, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Comstock Schedules, by or against Comstock which might result in any material adverse change in any of the assets, properties, business or operations of Comstock.

     Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Comstock.

     Section 6.5 Opinion of Counsel to Comstock. IHC shall receive an opinion dated the Closing Date of Andrew I. Telsey, P.C., counsel to Comstock, in substantially the following form:

                 (a) Comstock is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifi-cation to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

                 (b) To the best knowledge of such legal counsel, the execution and delivery by Comstock of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Comstock's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to Comstock or its properties or assets;

                 (c) The authorized capitalization of Comstock consists of 500,000,000 shares of Common Stock, par value $0.001 per share. As of the Closing Date, there will be no more than 500,000 common shares issued and outstanding and reserved for issuance held by the then existing securities holders of Comstock. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemp-tive rights of any person.

                 (d) The Comstock Common Shares to be issued to the IHC stockholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable;

                 (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of Comstock, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                 (f) To the best knowledge of such counsel, except as set forth in the Comstock Schedules, there are no actions, suits or proceedings pending or threatened by or against Comstock or affecting Comstock's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind; and

                 (g) Comstock has taken all actions required by the applicable laws of the state of Nevada to permit the issuance of the Comstock Common Shares to the IHC stock-holders.

     Section 6.6 Additional Conditions to Closing. In addition to the obligations contained herein, a majority of Comstock's shareholders shall adopt and approve amendments to the Comstock Articles of Incorporation, changing the name of Comstock to "Iron Holdings, Inc." (or such other name as may be available and acceptable to management of IHC) and further authorizing 10,000,000 shares of Preferred Stock, par value $0.10 per share, for issuance in the future.

     Section 6.7 Compliance with Reporting Requirements. As of the Closing Date, Comstock shall be current in and in compliance with all requirements of all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities
Exchange Act of 1934, as amended.

     Section 6.8  Other Items.   IHC shall have received such
further documents, certificates, or instruments relating to the transactions contemplated hereby as IHC may reasonably request.

                               ARTICLE VII

                              MISCELLANEOUS

     Section 7.1 Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 Law. Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, except as the corporate law of New York applies to IHC and as US federal law may be applicable.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

           If to Comstock:             Andrew I. Telsey, Esq.
                                       2851 S. Parker Rd., Su. 720
                                       Aurora, CO 80014

           If to IHC:                  Board of Directors
                                       Iron Holdings Corp.
                                       88-09 103rd Avenue
                                       Ozone Park, NY  11417
                                       Attention:  Anthony E. Gurino,
                                       President

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contem-plated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7 Third Party Beneficiaries. This contract is solely among Comstock and the IHC Parties and, except as specifi-cally provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the

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

time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15 Benefit. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                                 COMSTOCK TAILINGS COMPANY,
                                 INCORPORATED
ATTEST:


s/Suzanne Maish               By: s/Joel Feinberg
Secretary                         Joel Feinberg, President

ATTEST:                          IRON HOLDINGS CORP.



s/Dennis Sommeso              By: s/Anthony E. Gurino
Secretary or                         Anthony E. Gurino, President
Assistant Secretary

IHC SHAREHOLDERS


s/Anthony Gurino
Anthony Gurino

s/Angelo Gurino
Angelo Gurino

s/Dennis Sommeso
Dennis Sommeso

s/Johanna Stanziale
Johanna Stanziale

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